                                                                   EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

           We consent to the incorporation by reference in this Registration
Statement No. 333-127905 on Form F-1 of StealthGas Inc. filed pursuant to Rule
462(b) of the Securities Act of 1933, as amended, of our report dated April 8,
2005, except for Note 11 as to which date is August 26, 2005 relating to the combined financial statements of the Vafias Group of LPG Carriers appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte
Deloitte
Hadjipavlou, Sofianos & Cambanis S.A.
October 5, 2005
Athens, Greece